Exhibit 10.17

UNPROTECTED leASE agreement

Made and entered into in Petach Tikva, this 26th day of the month of January, 2011

By and between:	Samaria Carpets Ltd., Private Co. No. 51-107870-1
(hereinafter: the “Lessor”)
Whose address for the purposes of this Lease is in the Western Industrial Zone, Beit Shemesh, POB 372, and after delivery of the possession of the Leased Premises pursuant to the provisions of this Agreement – c/o Mr. Moshe Goren, Bearer of ID No. 068862232 Of 48 HaGefen Street, Kidron

of the first part

And:	ABIC Biological Laboratories Ltd.
Private Co. No. 510608284
(hereinafter: the “Lessee”)
Whose address for the purposes of this Lease is:
3 Hamelacha St., Western Industrial Zone
Beit Shemesh, 99100

of the second part

WHEREAS:	the Lessor is registered with the Administration (as defined below) as the owner of the perpetual capitalized lease rights in the Land, as defined below, in the Western Industrial Zone of the town of Beit Shemesh, in whose area the Structure (as defined below) is located, as set forth in the ‘Approval of the Rights’ attached as Appendix A to this Agreement, and as marked on the plan attached as Appendix B to this Agreement; and

the Land and the Structure jointly constitute the Leased Premises which are the subject of this Agreement; and

WHEREAS:	the Lessee wishes to lease the Leased Premises (as defined below) from the Lessor, and the Lessor wishes to lease the Leased Premises (as defined below) to the Lessee, under an unprotected lease, in accordance with and subject to the terms and provisions of this Agreement;

The following has therefore been declared, agreed and stipulated between the parties:

1.	Preamble and Interpretation

1.1	The preamble to this Agreement and the appendices hereto form an integral part hereof.

1.2	The headings of the sections in this Agreement have been inserted for convenience of reference only, and they have and shall have no weight whatsoever for the purpose of the interpretation hereof.

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2.	Definitions

2.1	In this Agreement, the terms set forth below, which appear according to alphabetical order [Translator’s Note: according to the Hebrew], shall have the meaning set forth beside them, unless otherwise expressly stated:

The “Approval of the Rights”	–	The Approval of the Rights, attached as Appendix A to this Agreement.

[The] “Bank”	–	Bank Hapoalim Ltd.

“Dollar”	–	The US Dollar. Any amount in this Agreement denominated in dollars shall be converted into New Israel Shekels in accordance with the Base Representative Rate (as defined below).

“Rent”	–	The Rent as defined in section 7 of this Agreement.

“Linkage Differentials to the Index”	–	The multiplication of the relevant amount by the Known Index (as defined below), and the division thereof by the Base Index (as defined below).

[The] “Parcel”	–

Land in an area of approximately 5,000 sq.m., which is known as Plot No. 23 pursuant to Town Planning Scheme Taf/5/32/5, which constitutes part of Parcel No. 5 in Block No. 5084, in whose area the Structure (as defined below) is located, as set forth in the ‘Approval of the Rights’ attached as Appendix A to this Agreement, and as marked on the plan attached as Appendix B to this Agreement.

The “Lessor’s Account”	–	Account No. ___________, in the Lessor’s name, at Bank Hapoalim ___________, Branch ___________, or any other account in accordance with the Lessor’s prior, written notice.

“Lease Term Commencement Date”	–	The date specified in section 6.1 of this Agreement as the date of commencement of the lease term.

[The] “Structure”	–

An industrial structure of a height of approximately 9 meters (estimation only) and also a shed which is adjacent to the Structure, and also any temporary or permanent structure erected on the Parcel on the date of the execution of this Agreement.

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The “Index”	–

Means the Consumer Price Index, which includes fruit and vegetables, and which is published from time to time by the Central Bureau of Statistics and Economic Research, and should the said Index cease to be published on any particular date, it shall be replaced by any index [which] shall come in place thereof and which shall be published by another government institution or entity, or in the absence thereof, any price index which represents the increase in the cost of living in the State of Israel. In such an event where another index shall be in effect, and the Bureau, institution or entity, as aforesaid, shall not determine the ratio between the said index and the replaced index, this ratio shall be determined with the parties’ consent, and in the absence of such consent, by an arbitrator who shall be appointed by the parties for the purpose of the determination of the said index, and in the absence of consent regarding the identity of the arbitrator, by the President of the Institute of Certified Public Accountants in Israel, at the request of one of the parties, and the said determination shall be final and shall be binding on the parties.

The “Base Index”	–	The index known on the date of the execution of this Agreement, which is the index published on November 15, 2010 and which relates to the month of October 2010, which equates to 107.5 points.
The “Known Index”	–	The index known on the date of the making of any payment in accordance with the provisions of this Agreement.
“Date of Delivery of Possession”	–	The date specified in section 9.1 of this Agreement as the date of delivery of possession of the Leased Premises.
“Lease Term Expiration Date”	–

The expiration of the Lease Term as defined in section 6 of this Agreement or any date earlier than the said date on which the Lease shall come to an end pursuant to the provisions of this Agreement or pursuant to any law.

The “Leased Premises”	–	The Land and the Structure, and also any addition to the Structure which shall be built by the Lessee in accordance with the provisions of this Agreement.

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The “Administration”	–	The Israel Lands Administration.
The “Lessor”	–	As defined in the heading of this Agreement.
The “Lessee”	–	As defined in the heading of this Agreement.
The “Lease”	–	The lease of the Leased Premises in accordance with and subject to these terms and conditions.
The “Option Period”	–	The first Option Period, as defined in section 6.2.1 below.
The “Lease Term”	–	As defined in section 6.1 below.
The “Plan”	–	A plan of the Land, attached hereto as Appendix B to this Agreement.

2.2	The Appendices as set forth below are attached to this Agreement and form an integral part hereof –

2.2.1	The up-to-date approval of rights of the Administration in respect of the Land – Appendix A;

2.2.2	The plan in which the land is demarcated in yellow – Appendix B.

3.	Engagement

The Lessor hereby undertakes to lease the Leased Premises to the Lessee, and the Lessee hereby undertakes to lease the Leased Premises from the Lessor, under an unprotected lease, for such consideration and upon such terms and conditions in accordance with and subject to the terms and provisions of this Agreement.

4.	Purpose of the Lease and Nature of the Lease

4.1	The Purpose of the Lease pursuant to this Agreement is a plant for the manufacture, development, storage and marketing of biological, pharmaceutical and veterinary products, including all of the uses related to this purpose, including offices, laboratories and warehouses, provided that they are permitted pursuant to any law, and without derogating from that stated in this Agreement. In addition, the Lessee may not make use of the Leased Premises or any part thereof for any other purpose, with the exception of the foregoing, in the absence of the Lessor’s prior, written consent.

4.2	The Lessee hereby declares and confirms that it has visited the Leased Premises, that it has seen and examined the condition of the Leased Premises, and that the condition thereof is consistent with the Lessee’s requirements and the purpose of the Lease, and that it has and shall have no claims of unsuitability and/or claims of choice and/or choice and/or claims of defects in the Leased Premises, against the Lessor.

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4.3	The Lessor declares that there is no impediment pursuant to law and/or agreement and/or otherwise to the leasing of the Leased Premises to the Lessee, pursuant to this Agreement, or to the making use of the Leased Premises for the purpose of industry, subject to that stated in this Agreement.

4.4	The Lessee may terminate the Lease Term, by giving written notice to the Lessor, also prior to the Lease Term [Translator’s Note: apparent error in the Hebrew; presumably should read “prior to the expiration of the Lease Term”] or (as the case may be) prior to the expiration of the Option Periods, in the event that the Lessee shall be unable, due to the Terminating Circumstances (as defined below), to make use of the Leased Premises for one or more of the main uses included in the definition of the purpose of the Lease, that is to say, a plant for the manufacture, development, storage and marketing of biological, pharmaceutical and veterinary products. The provisions of this section above shall apply in any event where the Lessee shall be unable to make use of the Leased Premises, as stated above, for reasons of a force majeure and/or act and/or omission of any third party and/or following an instruction and/or order and/or regulation of a competent authority not following an act and/or omission of the Lessee (hereinafter, in this section: the “Terminating Circumstances”) for a period of 90 consecutive days. For the avoidance of doubt, it is hereby clarified that during the said period of 90 days, the Lessee shall continue to pay Rent, and the rest of the obligations imposed thereon pursuant to this Agreement shall apply to the Lessee, and it is agreed that, in the event that the Lessee is unable to make use of the Leased Premises as aforesaid, and should it arise, out of the circumstances of the matter, that there is no possibility of acting to remedy the situation in such a manner that it shall be possible to make use of the Leased Premises, as aforesaid, and should it arise, out of the circumstances, that there is no possibility of acting to remedy the situation in such a manner that it shall be possible to make use of the Leased Premises as aforesaid during 90 days from the date of the occurrence of the Terminating Circumstances, then the Lessee may terminate the Lease Term, as aforesaid, immediately upon the occurrence of the Terminating Circumstances. It is hereby clarified that the Lessee shall have no claim and/or lawsuit against the Lessor in connection with the occurrence of the Terminating Circumstances, as aforesaid.

It shall also be hereby clarified that failure to obtain a license and/or permit pursuant to any law to make use of the Leased Premises for the purpose of the Lease shall not constitute grounds for cancellation of this Agreement and compliance by the Lessee with all of its obligations pursuant hereto, including payment of the Rent.

In the event of the occurrence of the Terminating Circumstances, as aforesaid, the Lessee undertakes to give the Lessor written notice to this effect, immediately after the occurrence thereof.

For the avoidance of doubt, it is hereby clarified that in the event that the Lessee is unable to make use of the Leased Premises, as aforesaid, following an act and/or omission of the Lessor, it shall be deemed to be a fundamental breach of this Agreement by the Lessor, in respect of which the Lessee shall be entitled to any remedy and/or relief conferred thereon in respect of a

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fundamental breach in accordance with the provisions of this Agreement and/or any law, however, it shall not be entitled to make use of the right conferred thereon by virtue of this section 4.4 above.

5.	Non-Payment of Key Money and Non-Application of the Tenant Protection Laws

5.1	The Lessee hereby declares and confirms that it is aware that the Structure was built after February 28, 1968, and that in any event, on August 20, 1968, there was no tenant who was entitled to occupy the Leased Premises as a protected tenant, and since then, the Leased Premises have not been leased to any tenant for key money. Consequently, pursuant to the provisions of the Tenant Protection (Consolidated Version) Law, 5732 – 1972 (in this section: the “Law”), the Law and/or any law which is intended to amend and/or add to and/or replace the Law, shall not apply to the Lease of the Leased Premises which is the subject of this Agreement, and that the Lessee, the Leased Premises, this Agreement and the Lease pursuant hereto are not and shall not be protected pursuant to the provisions of these laws.

5.2	The Lessee hereby declares and confirms that it has not paid, does not pay, did not intend to pay, has not been required to pay and has not undertaken to pay, to the Lessor, any amount, either directly or indirectly, either in cash or cash equivalents, in respect of key money for the lease right in the Leased Premises, and that upon the vacation of the Leased Premises, the Lessee shall not be entitled to claim and/or receive any amount whatsoever or any benefit whatsoever in respect of key money or in respect of goodwill.

5.3	The Lessee hereby declares and confirms that this Agreement, and the Lease pursuant hereto, the Lessee and the Leased Premises are not and shall not be protected by the provisions of the Law and/or by the provisions of any law which is intended to amend and/or add to and/or replace the Law and/or any other law which grants and/or shall grant to tenants and/or to leases any protection of a kind similar to the protections pursuant to the aforesaid laws; and the Law, as it shall be amended and/or replaced, as aforesaid, and any other law, as aforesaid, and also, any regulation and/or statute which has been enacted and/or which shall be enacted in the future pursuant to the said Law, shall not apply to the Lessee, to the Leased Premises, to the Lease, or to this Agreement.

6.	The Lease Term and the Option

6.1	The Lease Term which is the subject of this Agreement is for a period of 180 (one hundred and eighty) months, commencing on the Lease Term Commencement Date as defined below.

In this Agreement:

The “Lease Term Commencement Date” means: January 1, 2011.

Without derogating from the Lessee’s right to any remedy and/or relief in accordance with the provisions of this Agreement and/or any law, should the

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Date of Delivery of Possession be postponed, the Lease Term Commencement Date shall be postponed accordingly.

The “Lease Term Expiration Date” means: the date on which the Lease Term expired.

6.2	The Option

6.2.1	The Lessor hereby grants the Lessee an option to extend the Lease Term for an additional period of 119 months, commencing on January 1, 2026, and expiring on November 30, 2035 (hereinafter and hereinabove: the “Option Period”).

6.2.2	Exercise of the option shall be done automatically without requiring any prior notice from the Lessee to the Lessor. Should the Lessee request not to exercise the option, the Lessee shall give notice thereof to the Lessor, by registered mail and/or by hand delivery, at least 180 (one hundred and eighty) days prior to the Lease Term Expiration Date, of its wish not to extend the Lease.

6.2.3	During the Option Period, the provisions of this Agreement shall apply in full, mutatis mutandis, as the case may be, and in such an event, the term “Lease Term” and any term related to this term, shall also include the Option Period.

6.2.4	Should the Lessee give notice that it does not wish to exercise the option, as stated above, the Lessee shall vacate the Leased Premises immediately at the expiration of the Lease Term.

6.3	The duration of the Lease Terms and also the duration of the Option Period are of the essence of this Agreement, and neither party may shorten them (in the absence of mutual consent or subject to the provisions of this Agreement), in view of the expectations and intentions of the parties at the time they entered into this Agreement.

7.	Rent and Manner of Payment Thereof

7.1	In consideration of the Lease pursuant to this Agreement, the Lessee undertakes to pay the Rent, to the Lessor or in the Lessor’s favor, in such amounts, at such rates, at such times and in such manner as set forth in this section 7 below.

Commencing from January 1, 2011 and up until March 31, 2011 – an amount of NIS 63,882 per month. The Rent for this period has been paid on the date of execution of this Agreement, and the signing by the parties of this Agreement is proof of payment thereof.

Commencing from April 1, 2011 and up until March 31, 2016 – an amount of NIS 90,000 per month, linked to the Base Index.

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For the period between April 1, 2016 and up until March 31, 2021 – an amount of NIS 90,000 per month, linked to the Base Index, together with a supplement of 5%. This payment shall also be linked to the Base Index.

For the period between April 1, 2021 and up until March 31, 2026 – a supplement of 5% shall be added to the last Rent payment. This payment shall be linked to the Base Index.

For the period between April 1, 2026 and up until March 31, 2031 – a supplement of 5% shall be added to the last Rent payment. This payment shall be linked to the Base Index.

For the period between April 1, 2031 and up until March 31, 2035 – a supplement of 5% shall be added to the last Rent payment. This payment shall be linked to the Base Index.

7.2	Value Added Tax shall be added to all of the payments specified in the Agreement, including the Rent payments as set forth in section 7.1 above, and shall apply at such rate as shall be in effect on the date of the Rent payment and/or the actual payment, and the VAT shall be paid by it to the Lessor together with the Rent payment and/or the payment, and in addition to the payment thereof. In respect of any Rent payment and/or payment as aforesaid, the Lessor shall submit to the Lessee a tax invoice for payment thereof.

7.3	The Rent in respect of a period of every 6 (six) months of the Lease shall be paid by a bank transfer to the Lessor’s account once every 6 (six) months of the Lease in advance, on the first business day of the commencement of every six months of the Lease, for the said 6 (six) months of the Lease.

The term “business day” – means in this subsection – any day on which most of the banks in Israel are open for business.

Without derogating from the provisions of this section above and below, the Rent (principal) and the VAT in respect thereof shall be paid in the following manner: first, the Lessee shall pay the Rent, and after the Lessee shall receive possession of the invoice in respect of the Rent (principal) together with the VAT in respect thereof, the Lessee shall pay the amount of the VAT. The amount of the VAT shall also be paid by bank transfer, not later than within 21 (twenty one) days from the date of receipt of the invoice by the Lessee.

7.4	The making of the aforesaid payments is subject to submission by the Lessor to the Lessee from time to time of confirmations of deduction of tax at source and proper bookkeeping as duly required, updated pursuant to law.

7.5	For the avoidance of doubt, it is hereby clarified that the actual transfer of the Rent to the Lessor’s account shall be deemed, upon receipt thereof, as consideration and payment of the Rent at such rate and in such amount as actually paid. The Lessee undertakes to transfer to the Lessor confirmation of the deposit or transfer of the Rent to the Lessor’s account within 14 (fourteen) days from the date of the making of the deposit or the transfer.
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7.6	The Lessee shall be liable for payment of the Rent and the other payments applicable to the Lessee pursuant to this Agreement for the entire Lease Term and/or for the Option Period, if exercised, unless the Lessee shall vacate the Leased Premises by virtue of section 4.4 of this Agreement, prior to the expiration of the Lease Term or prior to the expiration of the Option Period.

7.7	In respect of any delay in the payment of the Rent exceeding 14 (fourteen) days, the Lessee shall pay, in addition to the Rent plus linkage differentials, also arrears interest at the dollar-denominated rate of interest collected by the bank in respect of unauthorized debit balances in current loan accounts (hereinafter: the “Arrears Interest”), in respect of each day of delay commencing from the 14th day. In respect of a delay exceeding 37 (thirty seven) days, the Lessee shall pay, in addition to the Arrears Interest, additional compensation at a rate equal to US$ 200 (two hundred dollars) for each day of arrears (commencing from the 37th day), provided that the Lessor sent the Lessee written notice of the payment of the amount in arrears, at least 7 (seven) days in advance.

The payment of interest as aforesaid shall not derogate from the Lessor’s right to any other remedy set forth in this Agreement and/or in any law in respect of a breach of the Agreement by the delay in payment, and receipt of the interest, as aforesaid, shall not be interpreted as a waiver by the Lessor of any other such remedy.

8.	Additional Payments

8.1	In addition to the Rent and the VAT as stated above, the Lessee shall bear all of the payments as set forth below, on time and in full, and the Lessee shall perform the following actions, in connection with and/or pertaining to the Leased Premises, for the duration of the entire Lease Term.

8.1.1	General municipal property taxes and/or business municipal property taxes, and also any taxes, charges, levies and other or additional compulsory payments, whether government or municipal, of any kind or nature, which are applicable and/or shall apply in the future pursuant to any law, to the user and/or occupant of the Leased Premises, including business taxes, signage charge and/or tax, and payments for licenses which shall apply to the Lessee, shall be paid by the Lessee at the lawful time for payment thereof to the authorities.

8.1.2	Any tax, charge or compulsory payment, whether government or municipal, of any kind or nature, which applies to the management of the Lessee’s business in the Leased Premises.

8.1.3	Payments in respect of water, electricity and telephony services which are provided to the Leased Premises and/or to the facilities in the Leased Premises and/or in respect of the Lessee’s use thereof, and also any other and/or additional payment and/or expense in respect of the services provided to the Leased Premises.

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8.2	Property tax and a compensation fund and also any compulsory payment and/or any other tax which applies and/or shall apply and/or is imposed and/or is imposed [sic] and/or shall be imposed thereon in the future, if any, on the owner of assets, as distinct from the occupants of the assets, shall apply to the Lessor, and shall be paid by the Lessor, unless otherwise stated in this Agreement or in the said law which shall be published.

8.3	The Lessee undertakes to transfer into its name the municipal property tax bills, the water bills and the electricity bills and any other payment applicable to the Leased Premises, at the Municipality of Beit Shemesh, at the Israel Electric Corporation, and at any other institution or entity, as shall be required.

8.4	The Lessee shall bear all of the expenses entailed in the works for the adjustment of the Leased Premises to the Lessee’s requirements as set forth in section 10 below, including the adjustment of the telephony and electricity systems, and any other system and/or facility and/or infrastructure situated at the Leased Premises, however, with the exception of the expenses entailed in the making of repairs, which shall be made by the Lessor, and at the Lessor’s expense, as set forth in section 9.3 below.

8.5	At the Lessor’s request, the Lessee shall present to the Lessor all of the confirmations and receipts attesting to payment of all of the taxes and payments applicable to the Lessee pursuant to this Agreement, in full and on time.

8.6	Should a party to this Agreement (hereinafter: the “Paying Party”) make, for any reason, any payment which, pursuant to the provisions of this Agreement, is payable by the other party (hereinafter: the “Liable Party”) in respect of a debt from the Lease Term only – the Liable Party shall be required to reimburse to the Paying Party any amount which shall be paid by it, as aforesaid, immediately at its first request, and it shall be linked to the Index from the date of payment thereof up to the date of reimbursement thereof, in full, together with any linkage differentials and/or interest and/or fine that were actually paid, provided that the Paying Party gave the Liable Party prior, written notice of 14 (fourteen) days at least of its intention to make the payment instead of the Liable Party, and the Liable Party failed to respond to the application of the Liable Party [Translator’s Note: apparent error in the Hebrew; presumably should read “Paying Party”]. If the amount requested was not paid, in whole or in part, within 14 days from the date of the request of the Paying Party, as stated above, the amount in arrears shall bear, in addition to the linkage differentials as stated above, Arrears Interest as stated in section 7.9 above.

9.	Delivery of Possession of the Leased Premises

9.1	The Lessor shall deliver possession of the Leased Premises to the Lessee on the Date of Delivery of Possession, which shall be not later than January 1, 2011 (hereinafter and hereinabove: the “Date of Delivery of Possession”).

9.2	The Lessor undertakes to deliver the Leased Premises to the Lessee, in their as-is condition on the date of the execution of this Agreement, and free of any

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person or object, connected to the electricity, water and sewerage networks, and all of the systems thereof shall be in good and proper working condition, in their as-is condition on the date of execution of this Agreement.

The Lessor undertakes to repair any defect and/or fault caused to the Leased Premises and to the systems thereof from the date of the execution of this Agreement and up to the Date of Delivery of Possession, with the exception of any defect and/or fault which were caused following reasonable use to the Leased Premises.

10.	Cancelled.

11.	Manner of Use of the Leased Premises

The Lessee hereby undertakes to safeguard the completeness of the Leased Premises and the cleanliness of the surrounding area thereof, and the good and proper condition thereof, to make use of and conduct its business, subject to the provisions of any law, solely within the confines of the Leased Premises and not to cause and not to allow another to cause any hazard, nuisance or trespassing, in contravention of the provisions of any law.

12.	Protection and Repair of the Leased Premises

12.1	The Lessee undertakes to make use of the Leased Premises in a reasonable and cautious manner and to maintain the clean condition thereof, and to bear all of the expenses entailed therein pursuant to the provisions of this Agreement and without derogating from the generality of the foregoing, the Lessee hereby undertakes the following:

12.1.1	To hold and maintain, on a regular basis, throughout the entire Lease Term, the Leased Premises, and to keep them in good and proper condition.

12.1.2	To make use of the Leased Premises in a reasonable and cautious manner, as is consistent with the purposes of the Lease.

12.1.3	Not to perform any act or omission that could cause harm to the Leased Premises.

12.1.4	To notify the Lessor of any defect, damage or material breakdown caused to the Leased Premises.

12.2	The Lessor and/or any entity on its behalf may enter the Leased Premises at any reasonable time, after prior arrangement with the Lessee, in order to inspect the condition of the Leased Premises, and also for the purpose of making repairs, performing works, and technical or other arrangements (which the Lessor has undertaken to perform in accordance with the provisions of this Agreement) and the Lessee undertakes to allow the Lessor and/or any entity on its behalf to enter the Leased Premises for this purpose.

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12.3	The Lessee shall be responsible for and shall repair at its expense any damage and/or breakdown and/or loss which shall be caused to the Leased Premises (hereinafter, jointly, in this section: “Damages”), and which arise from use of the Leased Premises.

12.4	The Lessor undertakes to perform all of the rain leak repairs in the roof of the Structure of the Leased Premises, as a consequence of ordinary wear and tear arising from regular use and/or as a consequence of structural defects in the Leased Premises, within 30 (thirty) days from the date on which it received notice thereof from the Lessee. In any event of Damages which do not allow the Lessee to conduct its business in the Leased Premises, and which disrupt its regular course of work, the Lessor undertakes to repair the Damages immediately. Should the Lessor fail to act as stated above, the Lessee shall repair the Damages at the Lessor’s expense, provided that it gave notice, in writing, of its intention to do so, except as regards Damages which do not allow the Lessee to conduct its business in the Leased Premises and which disrupt its regular course of work, as aforesaid. It is hereby expressly agreed that the Lessor’s undertaking to make the rain leak repairs, as stated above, shall apply in the first three years of the Lease Term only, and not during the Option Period, during which time this obligation shall apply to the Lessee.

12.5	The Lessee undertakes to allow the Lessor and/or any entity on its behalf, to repair the Damages, as aforesaid. In the repair of the Damages, as aforesaid, the Lessor shall use its best endeavors to ensure that the damage caused to the Lessee, if any, shall be reduced to the possible minimum, and that the duration of the performance of the actions shall be as short as possible.

13.	Alterations to the Leased Premises

13.1	It is agreed by the Lessor that the Lessee may make alterations and improvements to the Leased Premises, including the extension of the Structure, the construction of additional galleries, the construction of additional structures, and so on and so forth, subject to these works being performed at the Lessee’s expense and at the Lessee’s responsibility, and pursuant to the provisions of any law. The Lessee shall not pay additional rent in respect of the said additional galleries.

13.2	The Lessor declares that it has no objection to the Lessee acting to exercise the balance of the existing building rights, if any, in the Leased Premises (hereinafter: the “Additional Building Rights”), subject to the provisions of any law. For the avoidance of doubt, it is hereby clarified that the exercise of the Additional Building Rights, as stated above, shall be at the Lessee’s expense only, and the Lessee alone shall bear the sole liability in all matters pertaining to the exercise of the Additional Building Rights and the obtaining of all of the authorizations and permits as required for this purpose.

It is hereby expressly agreed that the exercise of the Additional Building Rights as aforesaid and/or in respect of all of the adjustment works in the Leased Premises and/or in respect of any addition to the Leased Premises, shall not grant any right and/or consideration whatsoever to the Lessee in the Leased Premises, including an unprotected lease right and/or the payment of

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key money. In addition, the Lessee, and solely the Lessee, shall bear all of the taxes, charges, levies (including a betterment levy, insofar as and to such extent as applicable) and any additional payment demand in respect of the exercise of the Additional Building Rights and/or use thereof as stated above, including the making of all of the payments as set forth in section 8 above.

13.3	The Lessee undertakes to obtain all of the insurance policies as required to cover its liability at any time it shall perform renovation and construction works to the Leased Premises, as set forth in section 16.12 below.

13.4	The Lessor undertakes to cooperate with the Lessee in all matters pertaining to the making of alterations in the Leased Premises and to assist the Lessee in connection therewith, insofar as depends on the Lessor, and insofar as required given the circumstances of the matter, provided that this shall not cause any expense and/or impose any financial liability on the Lessor.

13.5	The Lessee undertakes to perform the works in the Leased Premises whilst protecting the shell of the Leased Premises and whilst obtaining all of the permits required for the performance of the works pursuant to law. It is clarified that the Lessor is not liable for ensuring and/or does not undertake that the permits and licenses shall be granted as required pursuant to any law for the making of alterations in the Leased Premises and/or for the conducting of the Lessee’s business therein, and the Lessee hereby waives any claim and/or demand against the Lessor in this regard, with the exception of a claim and/or demand against the Lessor in this regard arising from a direct act and/or omission of the Lessor.

13.6	It is agreed by the parties that all of the changes which have been and/or shall be made to the Leased Premises by the Lessee and/or by any entity on its behalf, in connection with the adjustment works in the Leased Premises as stated in section 10 above, shall remain as they are, and in any event, at the expiration of the Lease Term, the Lessee is not required to restore the Leased Premises to their former condition, to the condition they were in on the Date of Delivery of Possession of the Leased Premises.

It is hereby expressly agreed that at the expiration of the Lease Term, the Lessee shall be permitted to dismantle from the Leased Premises any equipment, systems and installations which were installed by the Lessee in the course of the adjustment works in the Leased Premises, as set forth below:

In the rest of the area of the Structure (the area of the Structure, without the office area) the Lessee may, in its sole discretion, dismantle the adjustment works in the Leased Premises which it performed as stated in section 10 above, in whole or in part, including any system and/or equipment and installation and/or structure (also including those which are permanently affixed to the Leased Premises) and provided that the dismantling thereof, insofar as practicable, shall not cause any damage to the Structure, and if it does cause damage to the Structure, as aforesaid, then the Lessee shall repair same at its expense, and the Lessor shall have no claim and/or demand in respect thereof.

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In the office area – the Lessee may dismantle, in its sole discretion, equipment, systems and installations which are not permanently affixed to the Leased Premises, only. Without derogating from the generality of the foregoing, it is hereby clarified that in the office area, the Lessee may not dismantle partitions and doors which it constructed within the office area in the course of the adjustment works and the alterations which it shall perform [Translator’s Note: apparent error in the Hebrew; presumably should read “performed”] in the Leased Premises in accordance with the provisions of this Agreement.

14.	Licenses and Compliance with the Provisions of any Law

14.1	Throughout the Lease Term and the Option Period, if exercised, the Lessee undertakes to manage its business in the Leased Premises, pursuant to the purpose of the Lease, in accordance with the provisions of any law and in accordance with all of the licenses, permits and approvals as required pursuant to any law for the purpose of the existence, management and operations of its business in the Leased Premises (hereinafter, jointly, in this section – the “Licenses”).

The Lessor undertakes to cooperate with the Lessee in connection with the obtaining of any approval, permit and license, as aforesaid, provided that this shall not constitute the imposition of any financial liability on the Lessor beyond the liability imposed thereon by virtue of its being the owner of the Leased Premises, in accordance with the provisions of this Agreement and/or any law.

The Lessee shall refrain from any act or omission which could constitute a breach of the aforesaid provisions or the violation thereof.

14.2	The Lessee undertakes to indemnify the Lessor in respect of any damage caused thereto and/or which it shall be forced to bear and in respect of any charge and/or payment which it shall be forced to bear, following a breach of the provisions of this section by the Lessee and any user on the Lessee’s behalf of the Leased Premises pursuant to the provisions of this Agreement, within 30 days from the date of being requested to do so by the Lessor, provided that the Lessee was given prior notice of any claim and/or demand as aforesaid immediately upon the submission thereof, and that it was also given a good opportunity to defend itself against any such claim and/or demand, without prejudice to any other and/or additional relief and/or remedy to which the Lessee is entitled, in accordance with the provisions of this Agreement and/or any law.

14.3	The Lessor declares that a Form 4 Certificate of Occupancy has been obtained in respect of the Leased Premises. During the term of this Lease Agreement, the Lessor shall continue to be liable pursuant to any law in connection with the construction of the Leased Premises, and it shall indemnify the Lessee in respect of any damage caused thereto and/or which it shall be forced to bear and in respect of any charge and/or payment which it shall be forced to bear (including expenses of any kind or nature and attorneys’ fees). In any event where the Lessor is responsible, as aforesaid, directly, and within 30 days from the date of being requested to do so by the Lessee, and provided that the

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Lessee was given prior notice of any claim and/or demand as aforesaid immediately upon the submission thereof, and was also given a good opportunity to defend itself against any claim and/or demand and/or lawsuit against the Lessor and/or any entity on its behalf, solely following an inconsistency between the representations made by the Lessor as set forth in this section 14.3 above and the actual situation.

15.	The Lessee’s Liability

15.1	The Lessee shall be liable pursuant to any law for any damages, of any kind or nature, which shall be caused to the Leased Premises and/or to the contents thereof and/or to any third party situated in the Leased Premises and/or in the surrounding area and/or to the Lessee itself in connection with the loss of the Rent from the Leased Premises in the event that the Lessee is unable to continue to make use of the Leased Premises for the purpose of the Lease, and as arise from the acts of the Lessee and/or from the omissions of its employees and/or any entity on its behalf following the conducting of its business in the Leased Premises.

15.2	The Lessee undertakes to compensate and indemnify the Lessor in respect of any loss and/or damage and/or expense caused to the Leased Premises as a consequence of a judgment against the Lessor as a consequence of any other civil and/or criminal proceeding, insofar as the said proceeding arises from the non-compliance with and/or breach of the Lessee’s obligations as set forth in section 15.1 above and/or arising from damage and/or breach of the obligations for which the Lessee is responsible in accordance with the provisions of this Agreement and/or pursuant to any law. The Lessor shall inform the Lessee of any such claim immediately upon receipt thereof, and shall allow the Lessee to appoint, at its expense, an attorney whose identity shall be determined by the Lessee, who shall represent the Lessor before any such claim and/or demand, and the Lessee shall cooperate with the said attorney, insofar as necessary, for the purpose of conducting the proceedings, and it shall act in accordance with the instructions of the said attorney, and all without prejudice to any other remedy and/or relief to which the Lessor is entitled in accordance with the provisions of this Agreement and/or any law, and without it derogating from any obligations of the Lessee pursuant to this Agreement, including any payment pursuant hereto.

16.	Insurance

16.1	Without derogating from the Lessee’s liability as stated in section 15 above and in accordance with the provisions of any law, the Lessee undertakes to insure at its expense the contents of the Leased Premises, the additions and the improvements which have been and shall be made to the Structure of the Leased Premises and to the installations thereof, by the Lessee, and the insurance values shall be updated from time to time as necessary, and as against extended fire risks, with a duly authorized and reputable insurance company. Without derogating from the generality of the foregoing, the Lessee hereby undertakes to insure the contents of the Leased Premises against fire risks, break-in, by penetrating by force and leaving signs of violence, glass breakage, flooding, and water damages arising from the bursting of pipes, all

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according to the reinstatement values thereof, with the exception of inventory, at cost value.

16.2	The Lessee also undertakes to insure, at its expense, its activities in the Leased Premises under such insurance as set forth below:

16.2.1	Third party insurance in respect of its activities in the Leased Premises – to cover the Lessee’s obligations to any person and/or entity and/or any third party, following bodily injuries and/or property damages which occurred in connection with its activities in the Leased Premises.

The limits of liability in the policy for third party insurance, body and property, shall be not less than the limits of liability of US$ 1,000,000 per occurrence and US$ 2,000,000 per annual insurance period.

16.2.2	Employers’ liability insurance – The limits of liability in the employers’ liability insurance policy shall be not less than the limits of liability of US$ 1,500,000 per occurrence and per annual insurance period.

16.2.3	Insurance for the Structure of the Leased Premises – based on a reinstatement value in an amount of 13 million [Translators Note: no currency is denominated in the Hebrew] against loss or damage following fire risks, smoke, lightning, explosion, earthquake, commotion, strikes and malicious damage, flooding, liquid damages, the bursting of pipes, storm and tempest, damage by vehicle, damage by aircraft, break-in and also against any additional risk as necessary, in the Lessor’s opinion. The said insurance shall include a clause regarding a waiver of a subrogation (recourse) right against the Lessor and its employees in respect of damage caused by them, provided that the provisions regarding the waiver of the subrogation right shall not apply in favor of a person who caused the damage with malicious intent. For the purpose of this section, the term ‘the Structure of the Leased Premises’ shall include all of the systems which constitute an integral part of the structure and it shall expressly include all of the additions, improvements or extensions which were made to the Leased Premises by the Lessor, including for the Lessee. The Lessor shall be registered as an additional insured party in the insurance policy. The policies shall be obtained by the Lessee as stated in this Agreement and shall contain a section requiring the insurance company to notify the Lessor of any change which shall be requested to the insurance policies and also of the non-renewal or cancellation thereof.

The Lessee confirms that it is aware that the Lessor’s rights pursuant to this Agreement are pledged to Bank Hapoalim Ltd. In addition, the Lessee confirms, by affixing its signature, that the Lessor may at any time pledge its rights pursuant to this Agreement to any other bank and/or financial institution subject to, insofar as the pledge to

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Bank Hapoalim Ltd. remains in effect, its obtaining their prior, written consent thereto, provided that it shall be determined that the insurance benefits in respect of partial damages amounting to 25% out of the amount insured shall be paid directly to the Lessee, subject to the repair of the damages by the Lessee.

The Lessee shall ensure that the above-mentioned insurance policy shall be subject to an irrevocable pledge clause in favor of Bank Hapoalim Ltd., Branch Hatzor (715) (hereinafter: the “Beneficiary”), and it shall include a paragraph according to which upon the occurrence of any insurance event covered under the terms of the policy, the insurance benefits which shall be approved pursuant to the terms of the policy shall be paid to the Beneficiary, according to the lower of the following: its beneficial right in the insured property, the amount of the insurance benefits or the multiplication of the proportion of its interest in the pledged property by the amount of the insurance benefits. In the pledge clause, it shall be determined that the insurance benefits in respect of partial damages in an amount of up to 25% of the total insurance amount shall be paid to the Lessee subject to the repair of the damages by the Lessee.

The policy shall also include a condition pursuant to which confirmation of receipt of the amount by the Beneficiary constitutes final and binding confirmation vis-à-vis the insurer.

It shall also be determined in the policy that in the event that the insurer shall decide to cancel the policy in accordance with its right pursuant to law and/or pursuant to the terms and conditions of the policy, it shall be required to give written notice to this effect, to the Beneficiary, not later than 30 days prior to the taking of effect of the cancellation.

The Lessee undertakes to submit to the Beneficiary, according to the request made by the Beneficiary to the Lessee, a copy of the insurance policy which includes the pledge in favor of the Beneficiary, as set forth above.

16.3	The Lessee shall ensure that an express condition is added to the insurance policies, which shall be obtained as stated above, pursuant to which condition the insurer expressly waives any right of recourse (subrogation) or any other right pursuant to any law to have recourse to the Lessor and/or to the Beneficiary (subject to the provision regarding the waiver of the right of recourse also being included in the insurance policies which they shall obtain), with a claim for recourse or reimbursement or indemnity in respect of any direct or indirect damage which shall be caused due to the Lessor, should any such damage be caused, provided that the revocation of the right of recourse shall not apply to any person who caused the damage with malicious intent.

16.4	The Lessee hereby undertakes that a cross-liability clause shall be included in third party insurance, pursuant to which a separate insurance policy shall be

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deemed to have been issued for each of the constituent entities of the insured party.

16.5	The Lessee hereby undertakes to indemnify the Lessor immediately against any claim of subrogation filed against it by the National Insurance Institute.

16.6	The Lessee hereby undertakes to obtain the aforesaid insurance policies with a top-ranking duly authorized insurance company, immediately after the execution of this Agreement, for the duration of the entire Lease Term.

The Lessee hereby undertakes to comply with the provisions of the insurance policies which it shall obtain, and to make all of the premium payments required in respect thereof, all so that the said insurance policies shall be in effect for the duration of the entire Lease Term.

16.7	The validity of the insurance policies shall be subject to the Lease Term pursuant to the Lease Agreement, and the Lessee undertakes to extend them in accordance with that stated in this section throughout the entire Lease Term and the Option Period, if automatically exercised, and to present certifications of insurance to the Lessor at its request.

16.8	The Lessee undertakes to submit to the Lessor not later than two weeks after the commencement of the Lease Term, certification from the insurer of the existence of the Lessee’s insurance policies, as a prerequisite for the receipt of possession of the Leased Premises by it.

16.9	Failure to submit certification from the insurance company and also non-payment of the premiums to the insurer shall be deemed to be a breach of the Lease Agreement, and the Lessor shall be entitled to make use of the securities submitted to it in connection with this Agreement, after the provision of notice to the Lessee, both for the payment of the insurance premiums and also for the liquidated damages.

16.10	The Lessee undertakes to inform the insurance company of any damage to the Leased Premises and/or to any person and/or entity.

16.11	The insurance funds which are received shall first be applied to restore the damage in respect of which they were received.

16.12	In any event where the Lessee shall perform, itself, construction works in the Leased Premises, the Lessee undertakes to insure, at its expense, prior to the date of receipt of possession and/or prior to the date of commencement of performance of any works in the Leased Premises – whichever is the earlier of the said dates, all of the works being performed by it and/or for it in the Leased Premises, in accordance with this Agreement, including repairs, renovations, improvements, changes and additions at the full reinstatement value thereof (including the value of materials and work) in a contractors’ all-risk insurance policy (including third party insurance which shall be not less than US$ 250,000 limits of liability per occurrence), and also in an employers’ liability insurance policy.

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In addition, the name of the insured party in the insurance policy shall include the Lessor, and the policy shall include a cross-liability clause. The rest of the provisions of this section 16 shall apply with regard to the insurance policy during the adjustment period, mutatis mutandis, as the case may be.

16.13	The obtaining of one or all of the insurance policies as stated above shall not release the Lessee from its liability or from its obligations pursuant to the rest of the sections of this Agreement, including all of the payments pursuant hereto. In the event that damage is caused which is not insured, or which is higher than the limits of liability of the policy, and also damage within the limits of the deductible – for which the Lessee is liable pursuant to this Agreement, the Lessee shall be solely liable to bear same. The Lessee hereby undertakes to indemnify the Lessor in respect of any judgment whose execution was not stayed which shall be handed down against the Lessor, in connection with damages as stated above for which the Lessee is liable pursuant to this Agreement, including in respect of any reasonable expense such as in respect of attorneys’ fees which shall be caused to it as a consequence of that stated at the head of this section, provided that the Lessor shall give notice to the Lessee of any such claim immediately after receiving same, and shall allow the Lessee to defend itself against the said claim.

16.14	The Lessor hereby declares that it shall have no claim and/or demand and/or lawsuit against the Lessee in respect of damage for which the Lessor is entitled to indemnity pursuant to the insurance obtained pursuant to this section 16 in its entirety (provided that insurance coverage exists pursuant to the insurance obtained pursuant to section 16 in respect of this damage), and it hereby releases the Lessee from any liability for any such damage. The foregoing regarding a release from liability shall not apply in favor of a person who caused the damage with malicious intent.

17.	Vacation of the Leased Premises

17.1	At the expiration of the Lease Term or (as the case may be) at the expiration of the Option Period or (as the case may be) in any event of the lawful cancellation or termination of the Lease, the Lessee undertakes to vacate the Leased Premises, without delay or impediment, and to return the Leased Premises to the Lessor, when the Leased Premises shall be free of any person or object, and in such condition as set forth in section 13.6 above, and in the event that alterations and/or additions were made to the Leased Premises, and they were not dismantled by the Lessee as specified in this Agreement, they shall become the Lessor’s property, and they shall remain in the Leased Premises. In addition, the Lessee undertakes to submit to the Lessor authorizations attesting to the payment of all of the obligations applicable thereto pursuant to this Agreement up until the date specified herein.

17.2	Without derogating from and/or reducing the Lessor’s rights pursuant to this Agreement, and in addition to all of the remedies set forth herein, it is hereby agreed that upon the occurrence of one or more of the following events, the Lessor shall be entitled, but not obligated, in its sole discretion, to cancel the Lease Agreement and to demand the vacation of the Leased Premises by the Lessee, all without derogating from the Lessee’s obligations as set forth in this

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Agreement above, and the Lessee hereby undertakes to vacate the Leased Premises, and to return the Leased Premises within 30 (thirty) days from the date of the demand.

17.2.1	Should the Lessee fail to pay the Rent during the Lease Term and/or during the Option Period, if exercised, all as the case may be, on time.

It is hereby agreed that any delay in payment which does not exceed 30 days shall not be deemed, for the purpose of this section only, to be a breach entitling the Lessor to cancel the Lease Agreement.

17.2.2	Should the Lessee grant a right of use in the Leased Premises or in any part thereof to another/others which is not in accordance with the terms and conditions of this Agreement.

17.2.3	Should the Lessee conduct business in the Leased Premises which is not in accordance with the purposes of the Lease.

17.2.4	Should a decision be made regarding the dissolution of the Lessee or should a decision be made regarding the appointment of a liquidator, receiver or special administrator, whether temporary or permanent, to the Lessee, or should a receivership order be issued against the Lessee, or should an attachment order be issued against the Lessee’s assets, in whole or in part, or should an order be given for a stay of proceedings against the Lessee in accordance with the provisions of the Companies Law, 5759 – 1999, and should the said decision not be cancelled within 90 (ninety) days from the date on which it was given.

17.2.5	Should the Lessee liquidate its business or should the Lessee perform an act of bankruptcy or should the Lessee enter into voluntary dissolution proceedings or should the Lessee be dissolved or should a bankruptcy application be filed against the Lessee or should an application be filed against the Lessee and/or against most of the Lessee’s property for the appointment of a receiver or should an application be filed against the Lessee for the appointment of a receiver and administrator, or should an application be filed against the Lessee for the appointment of a liquidator or any other official appointment, whether temporary or permanent, which is made pursuant to law, or should an application be filed against the Lessee for the grant of an order for the stay of proceedings against the Lessee in accordance with the provisions of any law or should an attachment be imposed on most of the Lessee’s assets, and should they not be removed or cancelled within 90 days from the date on which they were issued or (as the case may be) from the date of the filing thereof.

17.2.6	Should the Lessee breach the provisions of this Agreement by way of a fundamental breach, as defined in this Agreement and/or in any law, and should it fail to remedy same within 21 (twenty one) days

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from the date on which it was asked to do so, in writing, by the Lessor.

17.3	In the event where the Lessee failed to remove any person or object from the Leased Premises, on time, as stated in section 17.1 above, the Lessee shall be required to pay to the Lessor, in respect of each day of delay up until the actual vacation of the Leased Premises and the return thereof to the Lessor, as aforesaid, an amount equal to 700 (seven hundred) dollars for each day, in addition to any payment which the Lessee is required to bear in connection with the Leased Premises pursuant to this Agreement and pursuant to any law, with the exception of rent. The aforesaid payment shall be made immediately upon request, and it shall constitute pre-estimated, liquidated damages determined by the parties, taking into consideration all of the circumstances of the matter. For the avoidance of doubt, it is hereby clarified that the said payment does not and shall not grant to the Lessee any right to remain in the Leased Premises, and this amount shall not be deemed to be rent or user fees of any kind or nature. The liquidated damages as aforesaid in this section come in addition to and shall not derogate from and/or prejudice any of the Lessor’s other rights pursuant to this Agreement and/or pursuant to any law, including its right to claim and receive the appointment [Translator’s Note: apparent error in the Hebrew; presumably should read “vacation”] of the Leased Premises and possession thereof, as stated above.

18.	Prohibition on Assignment of the Lessee’s Rights

18.1	The Lessee hereby undertakes not to transfer and/or assign this Agreement or any part thereof and/or any right and/or obligation arising herefrom to any person or entity (hereinafter, in this section: the “Transferee”), and also not to submit and/or transfer and/or grant to any person or entity any right of any kind or nature in the Leased Premises or any part thereof, including a right of use or possession, and all whether directly or indirectly, whether for consideration or without consideration, without obtaining the Lessor’s prior, written consent. The Lessor may only withhold its consent, as aforesaid, upon giving reasonable cause therefor.

It is hereby expressly agreed that noise and odors deviating from the provisions of the law shall be deemed to be reasonable cause for the purpose of this section, and in addition, the lack of economic soundness of the Transferee shall also be deemed to be reasonable cause for the purpose of this section, however, in the event of the withholding of consent for this reason, the Lessee may continue to guarantee the fulfillment of its obligations pursuant to this Agreement, by the Transferee. Should the Lessee choose to do so, the Lessor may no longer withhold its consent for this reason. Should the Lessee choose not to do so, the Lessor may continue to withhold its consent as aforesaid, without releasing the Lessee from all of its obligations pursuant to this Agreement, and provided that the Transferee has made an undertaking to the Lessee in the form of an undertaking which is identical to its undertakings to the Lessor.

Should the Lessee request to terminate the Option Period prior to the date of expiration thereof, it shall give notice to this effect, in writing, to the Lessor 9

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(nine) months prior to the date on which it requests to terminate the Option and to leave the Leased Premises. Should the Lessee be required to find another lessee instead of itself, and in such a case, in all matters pertaining to the approval of the replacement lessee by the Lessor, the provisions of the head of this section above shall apply in all matters pertaining to the Lessor’s withholding its consent for reasonable cause. The Lessor’s notice of its selection shall be given within three months from the date on which it received the Lessee’s notice. Should the replacement lessee not be approved, the Lessee shall continue to pay all of its obligations pursuant to this Agreement until it shall find a replacement lessee who shall be approved by the Lessor and/or up until the expiration of the Lease Term and/or the Option Period, whichever is the earlier of the two dates. It is hereby clarified that this paragraph shall apply solely during the Option Period, and after the implementation of the Lease Term by the Lessee.

It is hereby expressly agreed that the provisions of the section above shall not apply in the following events:

1.	Should the Lessee allow any company out of the Phibro Animal Health Group to make use of the Leased Premises, in a manner which is consistent with the purpose of the Lease and the use of the Leased Premises, whether as an invitee or as a sub-lessee, provided that the Lessee shall remain solely liable to the Lessor for compliance with its obligations in accordance with the provisions of this Agreement.

2.	Should the Lessee transfer and/or sell the manufacturing activities of the plant which it is due to set up in the Leased Premises to any person or entity. In such an event, this Agreement shall be transferred in its entirety to the said person or entity in such a manner that the said person or entity shall step into the shoes of the Lessee for all intents and purposes, provided that the Lessee shall guarantee the fulfillment of its obligations pursuant to this Agreement by the said person or entity, in an exclusive manner to the Lessor, and provided that the recipient of the right, as stated in this subsection, has made an undertaking, in writing, to the Lessee, in the form of an undertaking which is identical to the undertaking to the Lessor.

19.	Transfer of Rights by the Lessor

Subject to and without derogating from the right of first notice which is conferred on the Lessee in accordance with the provisions of section 21.1 above [sic], it is hereby clarified and agreed that the Lessor may at any time assign and/or transfer and/or sell and/or lease and/or pledge its rights in the Leased Premises (including a pledge and/or charge and/or rights of the Lessee in the Leased Premises and/or rent in favor of the Lessor’s bank), in whole or in part, and it may perform any action therein, all in its sole discretion, without being required to obtain the Lessee’s consent, and provided that the Lessor give notice thereof to the Lessee, and that the Lessee’s rights pursuant to this Agreement shall not be adversely affected.

For the purpose of the assignment of the rights in favor of Bank Hapoalim Ltd., the Lessor shall sign, as the Assignor, and the Lessee shall sign, as the Debtor, the Deed

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of Assignment of Rights attached hereto, marked with the letter “B” and which forms an integral part of the Agreement.

20.	Breaches and Remedies

20.1	Without derogating from any of the provisions of this Agreement, should the Agreement be breached, and should the breach not be remedied within 30 (thirty) days from the date on which the injured party gave an instruction, in writing, to the breaching party to remedy the breach, the injured party may cancel the Agreement, and the provisions of section 17 above shall apply with regard to the vacation of the Leased Premises.

20.2	Without derogating from the provisions of section 8.6 above, any obligation imposed pursuant to this Agreement on either of the parties (hereinafter: the “Liable Party”), where the Liable Party failed to comply therewith at such time as determined for compliance therewith, the other party (hereinafter: the “Performing Party”) may, but is not obligated to, comply with the obligation, in whole or in part, instead of the Liable Party, provided that the Performing Parties shall first give an extension in writing of 14 (fourteen) days to the Liable Party, to comply with the obligation. The Liable Party shall reimburse the Performing Party for all of its expenses in connection with the compliance with the said obligation.

For the purpose of this subsection, “compliance with the obligation” means – including the performance of an act or the payment of money.

20.3	Any remedy or right conferred on a party to this Agreement in connection with a breach of the Agreement by the other party come in addition to any other remedy conferred on the said party, whether pursuant to this Agreement or pursuant to any law, and they shall not derogate therefrom. The parties hereby declare that their intention in this Agreement is to allow each party to enforce, in any event of a breach, the maximum remedies available pursuant to law or this Agreement, whether concurrently, cumulatively or alternatively, all in its sole discretion, and all unless otherwise expressly stated in this Agreement.

20.4	In any event of the cancellation of this Agreement due to breach thereof by a party to this Agreement, the other party shall be entitled to any other and/or additional period [Translator’s Note: apparent error in the Hebrew; presumably should read “relief”] available to it pursuant to law due to the breach, including a remedy of compensation, restitution, an injunction, a mandamus order or a declaratory order.

21.	Miscellaneous

21.1	During the entire Lease Term and Option Period, the Lessor hereby gives to the Lessee a right of first notice in relation to and in connection with a voluntary sale, of any kind or nature, of the Leased Premises or any part thereof or of the entire Structure which constitutes part thereof, in whole or in part, as set forth below. The provisions of this section shall not apply with regard to any transfer and/or sale as stated above to a corporation controlled

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by Mr. Moshe Goren – the party holding the controlling interest in the Leased Premises as of the date of execution of this Agreement and/or any of his relatives (his wife, his descendants, descendants of his descendants) and/or to a corporation controlled by any of them.

Should the Lessor decide to sell the Leased Premises or any part thereof as stated above and/or should the Lessor receive an offer from a third party to purchase the asset or any part thereof, as stated above, it shall give notice of the price being requested or the price being offered to the Lessee, and it shall give the Lessee a right to purchase the Leased Premises or any part thereof, as stated above, at the price being requested or at the price being offered for a period of 30 (thirty) days from the date of receipt of the notice. During the said period, the Lessor shall be enjoined from holding negotiations and/or from selling the Leased Premises or any part thereof, as stated above. The Lessee’s response shall be in writing and shall be given within 30 (thirty) days from the date of the Lessor’s notice.

Should an offer not be accepted by the Lessee, the Lessor shall be entitled to sell the Leased Premises upon such terms and conditions as it may deem fit.

Without derogating from the foregoing, should the Lessor wish to sell and/or transfer its rights, as stated above, it shall first apply to the Lessee, in writing, and it shall inform the Lessee of its intention, whilst stating the consideration being requested, so as to allow the Lessee to advance the internal decision-making process within the Lessee.

The Lessor shall use its best endeavors with the aim of causing the situation whereby the Lessee shall receive a right of first offer in accordance with that stated above, also with regard to the land situated adjacent to the Parcel known as Plot No. 22, which is owned by the brother of the Lessor’s representative (as defined below) – Mr. Abraham Magrafta or a company in his control, as soon as practicable, given the circumstances of the matter.

21.2	Not later than the Date of Delivery of Possession, the Lessee shall submit to the Lessor a blank promissory note, signed by the Lessee, and limited to an amount of NIS 300,000 (three hundred thousand New Israel Shekels), to secure compliance with the Lessee’s obligations in accordance with and subject to the provisions of this Agreement. The promissory note shall be deposited with the Lessor’s representative – Mr. Moshe Goren, who shall be entitled to fill in, on the promissory note, the date and the amount of payment (within the limits of the amount stated above), and he may make use thereof solely after sending written notice to the Lessee, to amend the breach which is the subject of the application within 21 (twenty one) days from the date of the application, which was not remedied during the notice period, not later than within 90 (ninety) days from the expiration of the Lease Term or (as the case may be) at the expiration of any of the Option Periods, the Lessor undertakes to cause the return of the promissory note to the Lessee.

By affixing his signature to this Agreement on behalf the Lessor, the Lessor’s representative hereby undertakes to act in accordance with and subject to the provisions of this section above.

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21.3	Each of the parties to this Agreement shall be represented by its own attorney, and shall bear the attorney’s full costs.

21.4	This Agreement sets forth the entirety of the agreements, stipulations, declarations and legal relations between the parties, and no proposal, summary, understanding, representation or promise which was made or given prior to the signing of this Agreement or at the time of the signing hereof, by one party to the other, whether in writing or orally, whether expressly or impliedly, shall be valid, except for that stated in this Agreement.

21.5	No modification of, addition to or removal from this Agreement after the date of execution hereof shall be valid, unless made in writing and signed by the parties.

21.6	It is hereby declared and agreed that the provisions of this Agreement override the provisions of the Hire and Loan Law, 5731 – 1971, and that the provisions of Chapter A of the said law shall not apply to the Lease which is the subject of this Agreement.

21.7	The expenses incurred in stamping this Agreement, insofar and to such extent as applicable, shall apply to the parties in equal shares between them.

21.8	Any omission, delay or waiver by either of the parties in the exercise of any of its rights pursuant to the provisions of this Agreement and/or any law shall not be deemed to be a waiver, impediment, consent or notice by the said party, and they may use their rights pursuant to this Agreement and/or pursuant to any law at any time as they may wish, without being enjoined from doing so.

21.9	Any waiver or extension given by one party to the other party in a particular instance shall not constitute a precedent for another instance. For the purpose of this Agreement, no waiver or extension shall be valid, unless made in writing.

21.10	The exclusive jurisdiction in any matter pertaining to this Agreement or arising herefrom shall rest with the competent court in Tel Aviv – Jaffa only.

22.	Addresses and Notices

22.1	The addresses of the parties for the purpose of this Agreement shall be that of the parties as set forth in the preamble to this Agreement and/or the address of their attorneys as set forth below:

The Lessor – c/o Attorney Haggai Kurzweil, POB 10101, Ramat Gan, 52001, 39 Arlozorov St., Ramat Gan.

The Lessor – c/o Attorney Shlomo Cohen, 11 Ramban St., Jerusalem, 92422.

22.2	Notices pursuant to this Agreement shall be given in writing, by registered mail or by hand delivery, according to the address stated in section 22.1 above. Notice sent by registered mail shall be deemed to have reached its

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destination after the expiration of 72 hours from the time of submission thereof for dispatch as aforesaid, with the confirmation of the Post Office; notice delivered by hand shall be deemed to have reached its destination from the time of delivery thereof by hand, as aforesaid.

IN WITNESS WHEREOF, the parties have affixed their signatures:

[ Signature ] Stamped: Samaria Carpets Ltd.	[ Signature ] Stamped: ABIC Biological Laboratories Ltd.
________________	________________
The Lessor	The Lessee

ATTORNEY’S CONFIRMATION

I, Haggai Kurzweil, Attorney at Law, who serves as the attorney of Samaria Carpets Ltd. (hereinafter: the “Lessor Company”), hereby confirm that the signatories to this Lease Agreement and the appendices hereto are authorized to sign on behalf of the Lessor Company, and that their signature together with the Company’s stamp is binding on the Company for all intents and purposes.

[ Signature ]

Stamped:	Haggai Kurzweil, Attorney at Law
License No. 26207
39 Arlozorov St., Ramat Gan

[Handwritten] January 26, 2011

Haggai Kurzweil, Attorney at Law

I, Shlomo Cohen, Attorney at Law, who serves as the attorney of (hereinafter: the “Lessee Company”), ABIC Biological Laboratories Ltd. [Translator’s Note: word order is incorrect in the Hebrew] hereby confirm that the signatories to this Lease Agreement and the appendices hereto are authorized to sign on behalf of the Lessee Company, and that their signature together with the Company’s stamp is binding on the Company for all intents and purposes.

[ Signature ]

Stamped:	Shlomo Cohen, Attorney at Law
License No. 19162
11 Ramban St., Jerusalem, 92422
Tel: 02 – [illegible]

Shlomo Cohen, Attorney at Law

Personal Guarantee

I, the undersigned, Mr. Moshe Goren, bearer of ID No. 68862234, hereby make a personal guarantee to the Lessee in respect of any claim and/or demand which shall be filed against same, by Bank Hapoalim Ltd., by virtue of the Deed of Assignment of Rights, as stated in section 19 of this Agreement only. My guarantee shall be valid insofar as the Lessee has acted in accordance with that set forth in the Deed of Assignment of Rights, and has not made any

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modifications thereto and/or as long as the Lessee has acted in accordance with an application made, expressly and in writing, by the Lessor, to make modifications to that stated in the Deed of Assignment of Rights.

[ Signature ]

Stamped: Samaria Carpets Ltd.

Moshe Goren	Date

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[Logo – Israel Lands Administration ]

[Handwritten] APPENDIX A

File No.: Aleph 10211216

Date: December 22, 2010

For the attention of:

Samaria Carpets Ltd.

Beit Shemesh

Beit Shemesh

Re: Confirmation of Registration of Right in Asset

Block: 5084                     Parcel: 5                 The Parcel:

Plan: Taf/5/32/5               Plot: 23

Address of the Asset: Beit Shemesh              Beit Shemesh

Area: Approximately 5,000.00 sq.m.

1.	We hereby confirm that the rights in the Asset are registered with us, in the name of –

Name:	ID/ Corporation No.:	Proportion of the Rights:
Samaria Carpets Ltd.	ID No. 511078701	1 / 1

2.	The owners of the rights have a capitalized lease agreement in respect of the above-mentioned asset, which is in effect until September 30, 2033.

3.	As of the date of this Confirmation – the records, the comments and the actions (the undertakings to register a mortgage, attachments, injunctions, consent to the pledging of rights, and so on and so forth) in respect of the above-mentioned asset and as are updated in the Asset File situated with the Israel Lands Administration (not including pledges which have been registered not with the Israel Lands Administration, or which the Israel Lands Administration does not know about) are set forth below:

There is a first mortgage with Bank Leumi LeIsrael, without limitation in amount;

There is a first mortgage with Bank Leumi LeIsrael Ltd., without limitation in amount;

There is a second mortgage with Bank Hapoalim Ltd., without limitation in amount.

4.	As of the date of this Confirmation (December 22, 2010 – 08:38), no obligation has been submitted to the Israel Lands Administration for the transfer of rights in the above-mentioned asset.

5.	This document does not modify any legal rights or obligations, as reflected in the ILA file, and it does not constitute consent to a deviation from/ breach of the terms and conditions of the above-mentioned Agreement. The rest of the details (the terms of the lease, financial terms and the building rights) are as set forth in the Lease Agreement.

6.	The information set forth in this document does not refer to records which are not kept at the ILA, including records at the Company, as stated above, at the Land Registry Office, at the Registrar of Pledges, Registrar of Associations and Registrar of Companies.

Stamped: Israel Lands Administration – Jerusalem District

[ Signature ] Stamped: Samaria Carpets Ltd.	[ Signature ] Stamped: ABIC Biological Laboratories Ltd.

December 22, 2010 – 08:38 1/ 2…

Jerusalem District, 216 Jaffa St., “Shaarei HaIyr”, Jerusalem POB 36259, Zip Code 91361

Tel: 02 - 5318888, Fax: 02 – 5318706 Israel Lands Administration Website: www.mmi.gov.il

National Call Center: * 5575 Government Portal: www.gov.il

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7.	The registration at the Land Registry Office prevails over the registration in the records of the Israel Lands Administration, and in the event of an inconsistency between the two – the registration at the Land Registry Office shall prevail.

Sincerely yours,

Lihi Shalom	Municipal Transactions
(Name)	(Position)

Note:	The details of the asset (address, block, parcel, plan) are in accordance with the data recorded in the ILA File. Please be advised – that the legal status of the rights in land is kept at the Land Registry Offices pursuant to that set forth in the Land Law, 5729 – 1969, after undergoing up-to-date registration proceedings. At the Land Registry Office, the definition of the asset is pursuant to the legend of the final (up-to-date) Block and Parcel (Sub-Parcel). The rights in the above-mentioned land have not yet been registered at the Land Registry Office, and therefore the data referring to the Block and the Parcel on this form are not necessarily the final data.

Stamped: Israel Lands Administration – Jerusalem District

[ Signature ]	[ Signature ]
Stamped: Samaria Carpets Ltd.	Stamped: ABIC Biological Laboratories Ltd.

December 22, 2010 – 08:38 2/ 2…

Jerusalem District, 216 Jaffa St., “Shaarei HaIyr”, Jerusalem POB 36259, Zip Code 91361

Tel: 02 - 5318888, Fax: 02 – 5318706 Israel Lands Administration Website: www.mmi.gov.il

National Call Center: * 5575 Government Portal: www.gov.il

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[ PLAN ]

[ Signature ]	[ Signature ]
Stamped: Samaria Carpets Ltd.	Stamped: ABIC Biological Laboratories Ltd.

30

[ PLAN ]

[ Signature ]	[ Signature ]
Stamped: Samaria Carpets Ltd.	Stamped: ABIC Biological Laboratories Ltd.

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Mem Shin 7

Name of the Assignor	ID / Corporation No.	Address and Zip Code	Tel No.
Samaria Carpets Ltd.	51-107870	48 HaGefen St., Kidron

Date: [Handwritten] January 31, 2011

For the attention of:

[Handwritten] ABIC Biological Laboratories Ltd.

Dear Sir/ Madam,

Re: Notice of Assignment of Rights

1.	We hereby inform you that we have assigned or we are going to assign by way of a pledge to Bank Hapoalim Ltd. (hereinafter: “Bank Hapoalim”), in accordance with the Assignment of Obligations Law, 5729 – 1969, as set forth below:

~~☐~~	~~All of the rights, funds and any other payments whatsoever (hereinafter, jointly and severally – the Funds) which are due and/or which shall be due to us from you, up to the amount of ____________________ / without limitation in amount (*).~~

☐	All of the rights, funds and any other payments whatsoever (hereinafter, jointly and severally: the “Funds”) which are due and/or which shall be due to us from you in connection with the Lease Agreement which was signed between us

(description of the agreement)

and yourselves on [Handwritten] January 26, 2011 (hereinafter: the “Agreement”), up to an amount of ____________ /without limitation in amount (*) including all of the Funds which shall be due to us in restitution following cancellation of the Agreement, for any reason whatsoever, and any additional agreement, the extension of an existing agreement, and any amendment to an agreement which shall be signed between us and you in the said matter.

2.	Therefore, you are required to pay all of the above-mentioned Funds to Bank Hapoalim, and we hereby instruct you, by way of an irrevocable instruction, to transfer all of the above-mentioned Funds to Bank Hapoalim only.

3.	As long as you are not instructed otherwise by Bank Hapoalim, the payment shall be made by crediting Account No. [Handwritten] 353330 at Branch No. [Handwritten] 715 of Bank Hapoalim.

Sincerely yours,

[ Signature ]

Stamped: Samaria Carpets Ltd.

_______________________

Assignor’s Signature

(*)	Delete and complete as appropriate.
☐	Mark with an X in the appropriate box.

CONFIRMATION OF THE DEBTOR

For the attention of:

Bank Hapoalim Ltd.

Branch:_______

We hereby confirm receipt of the above-mentioned notice, and that we shall act pursuant to that stated therein.

Date: [Handwritten] January 31, 2011

[ Signature ]

Stamped: ABIC Biological Laboratories Ltd.

___________________

   Debtor’s Signature

1. To the Debtor;    2. To the Bank;    3. To the Assignor.

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PROMISSORY NOTE

In accordance with the provisions of the Lease Agreement dated January 26, 2011

Made in Petach Tikva on the 26th of January

We hereby undertake to pay to:

Samaria Carpets Ltd., Private Company No. 511107870

An amount which shall not exceed NIS 300,000

Place of payment: _________________

Date of payment: on the ___ of the month of______________ in the year _____

The Bearer of the Promissory Note is released from all of the obligations imposed on the Bearer of the Note, including from the presentation for payment and a non-honoring provision.

The maker of the note:

Stamped: ABIC Biological Laboratories Ltd.	510608284	3 Hamelacha St., Industrial Zone, Beit Shemesh	[ Signature ] Stamped: ABIC Biological Laboratories Ltd.

Name	Private Co. No.	Address	Signature

AVAL GUARANTEE

We, the guarantors, make this aval guarantee, for payment of the Note by the Maker of the Note.

Signature of Guarantor:	Name of Guarantor, Private Co. No. and Address

[ Signature ]	Name: Stamped: Koffolk (1949) Ltd.
Stamped: Koffolk (1949) Ltd.	Private Co. No. 510057607
Address: 7 Magshimim St., Petach Tikva

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With the assistance of the Almighty

SAMARIA CARPETS LTD.	Private Co. No. 51107 8701
POB 372, Beit Shemesh

Tax Invoice No. 5155	Date: October 1, 2010

Original

For the attention of: ABIC LTD.

Address: POB 1098, Tel Aviv, 61010

Quantity	Details	Price per Unit	Amount

	Rent for the Period:

	October 2010 – March 2011

	US$ 11,918 X
	4.145 representative rate of exchange in NIS
	123.97 X 99.70
	X 104% Option Supplement 63,882.61 X 6 months		383,296

	Structure in Beit Shemesh	[ Illegible ]

		SUB-TOTAL	383,296
		VAT at 16%	61,327
		TOTAL	444,623

[ Handwritten ]

October 2010	51011302	63,882.67
	1001

November 2010 – March 2011	13110001	319,413.33

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